Exhibit 10.5


                            ACCOUNT CONTROL AGREEMENT

                                October 30, 1998

LaSalle National Bank, with an office at 135 South LaSalle Street, Chicago, Illinois 60603, Telecopy No. 312/904-6457, as agent for Lenders ("Agent");

American Capital Strategies, Ltd., a Delaware corporation, with an office at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland 20814, Telecopy No. 301/654-6714 ("Company"); and

LaSalle National Bank, with an office at 135 South LaSalle Street, Room 1825, Chicago, Illinois 60603, Telecopy No. 312/904-1871, as securities intermediary ("Securities Intermediary")

hereby agree as follows:

                                    PREAMBLE:

                  1. Securities Intermediary and Company shall enter into a corporate custodian account agreement, dated as of November 9, 1998, a copy of which is attached hereto as Exhibit A (the "Customer Agreement"), pursuant to which Securities Intermediary shall establish its trust account number 03-8032900 in the name of Company (the "Account").

                  2. Company, the other Persons designated therein as Grantors and Agent have entered into a Security and Pledge Agreement of even date herewith (as from time to time amended, restated, supplemented or otherwise modified, the "Security Agreement"), in which, Company has granted to Agent on behalf of the Lender Parties a security interest in the Account, all financial assets to be held in the Account, any free credit balance carried therein and other items of "Collateral", as such term is defined in the Security Agreement (collectively, the "Collateral").

                  3. Agent, Company and Securities Intermediary are entering into this Account Control Agreement (this "Agreement") to provide for the control of the Account and to perfect the security interest of Agent in the Account and the financial assets and any free credit balance carried therein as more fully described in the Security Agreement.

                  4 Company, various financial institutions and the Agent have entered into a Credit Agreement of even date herewith (as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), pursuant to which the execution and delivery of this Agreement by Agent, Company and Securities Intermediary is a condition precedent to the effectiveness of the Credit Agreement.

                                     TERMS:



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         Section 1. The Account. Securities Intermediary hereby represents and warrants to Agent and Company that (a) the Account has been established in the name of Company as recited above, (b) Exhibit B attached hereto is a complete and accurate statement of items of Collateral deposited in the Account as of the date hereof, (c) Exhibit B does not reflect any financial assets which are registered in the name of Company, payable to its order, or specially endorsed to it which have not been endorsed to Securities Intermediary or in blank, (d) the Customer Agreement, the security entitlements arising out of the financial assets carried in the account and such free credit balances are valid and legally binding obligations of Securities Intermediary, and (e) except for the claims and interests of Agent, Company and, to the extent set forth in Section 3 hereof, Securities Intermediary in the Account, Securities Intermediary does not know of any claim to or interest in the Account or in any financial asset carried therein. Securities Intermediary will treat all property held by it in the Account as financial assets under Article 8 of the Uniform Commercial Code of Illinois (the "Code").

         Section 2. Control. Securities Intermediary will comply with entitlement orders originated by Agent concerning the Account without further consent by Company. Securities Intermediary shall neither accept nor comply with any entitlement order from Company withdrawing any item of Collateral from the Account nor deliver any such Collateral to Company nor pay any free credit balance or other amount owing from Securities Intermediary to Company with respect to the Account or any other item of Collateral following receipt of a written notice from Agent which states that Agent is exercising exclusive control over the Collateral (a "Notice of Exclusive Control"); provided, that prior to its receipt of a Notice of Exclusive Control, (a) all interest and dividend payments received in respect of the Collateral will be paid by Securities Intermediary to or otherwise at the direction of Company and (b) Company may direct Securities Intermediary to transfer other items of Collateral in the Account. After Securities Intermediary receives a Notice of Exclusive Control, it will immediately (x) cease complying with instructions or entitlement orders concerning the Account or any other item of Collateral originated by Company or its representatives and (y) cause all cash, securities and other property which may be or become payable or attributable to Company on account of any Collateral, including cash or noncash proceeds thereof, to be paid or delivered to Agent as specified by Agent on such notice or otherwise at the direction of Agent.

         Section 3. Priority of Lien. Securities Intermediary hereby consents to and acknowledges the existence of the security interest granted pursuant to the Security Agreement with respect to the Collateral. Securities Intermediary shall not hypothecate any item of Collateral. Securities Intermediary hereby waives and releases all liens, encumbrances, claims and rights of setoff Securities Intermediary may have against the Account or any other item of Collateral (other than rights of setoff in respect of any fees due and owing under the Customer Agreement) and agrees that it will not assert any lien, encumbrance, claim or right or the priority thereof against the Account or any other item of Collateral (in each case in its capacity as Securities Intermediary but without limitation on its rights as Agent under the Security Agreement and Credit Agreement). Securities Intermediary will not agree with any third party that Securities Intermediary will comply with entitlement orders concerning the Account or any other item of Collateral originated by such third party without the prior written consent of Agent and Company.


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         Section 4. Statements, Confirmations and Notices of Adverse Claims.
Securities Intermediary will send copies of all statements regarding the Account and confirmations and other correspondence concerning the Collateral simultaneously to each of Company and Agent at the addresses set forth in the heading of this Agreement. If Securities Intermediary learns that any person has asserted any lien, encumbrance or adverse claim against the Account or any other item of Collateral, Securities Intermediary will promptly notify Agent and Company thereof.

         Section 5. Responsibility of Securities Intermediary. Securities Intermediary shall have no responsibility or liability to Agent for (a) making trades of Collateral at the instruction of Company, or its authorized representatives, or (b) complying with entitlement orders concerning the Collateral from Company, or its authorized representatives, which are received by Securities Intermediary, in any such case, before Securities Intermediary receives a Notice of Exclusive Control. Securities Intermediary shall have no responsibility or liability to Company for complying with a Notice of Exclusive Control or complying with entitlement orders concerning the Collateral originated by Agent. Securities Intermediary shall have no duty to investigate or make any determination as to whether (a) the information contained in any certificate delivered by Company pursuant to the Security Agreement is correct or (b) the conditions for the issuance of a Notice of Exclusive Control or entitlement order contained in any agreement between Company and Agent have occurred. Neither this Agreement nor the Security Agreement imposes or creates any obligation or duty of Securities Intermediary other than those expressly set forth herein.

         Section 6. Standard of Care. Securities Intermediary shall exercise reasonable care and diligence in performing all of its obligations hereunder; provided, however, that:

                  (a) Securities Intermediary shall be entitled to rely upon the authenticity of, and the truth of any statement in, any certificate, opinion of counsel, evidence of indebtedness, notice, consent, instruction or other document reasonably believed by Securities Intermediary to be genuine and to be signed by the proper party or parties;

                  (b) Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in good faith in reliance upon the advice of its legal counsel;

                  (c) Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in good faith at the instruction of Agent; and

                  (d) Securities Intermediary shall be entitled to request the written consent or instructions of Agent to Securities Intermediary's taking any action hereunder requiring the exercise of its discretion and to refrain from taking such action until it shall have received written consent or instructions.

         Section 7. Indemnity. Company agrees to indemnify and hold Securities Intermediary harmless from and against any losses, liabilities and damages incurred by Securities Intermediary as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder, with the exception of any losses, liabilities and damages arising from any breach by Securities Intermediary of any provision of Section 6 hereof.


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         Section 8. Tax Reporting. No items of income, gain, expense or loss recognized in the Account shall be reported to the Internal Revenue Service or any state or local taxing authority under the name and taxpayer identification number of Agent.

         Section 9. Customer Agreement. This Agreement supplements the Customer Agreement between Securities Intermediary and Company. In the event of a conflict between this Agreement and the Customer Agreement, the terms of this Agreement will prevail. Regardless of any provision in the Customer Agreement, Illinois shall be deemed to be Securities Intermediary's location for the purposes of this Agreement and the perfection and priority of Agent's security interest in the Collateral. The Securities Intermediary and Company may not change the law governing the Customer Agreement without Agent's express written consent.

         Section 10. Termination. The rights and powers granted herein to Agent have been granted in order to perfect its security interest in the Collateral, are powers coupled with an interest and will neither be affected by the bankruptcy of Company nor by the lapse of time. The obligations of Securities Intermediary under Sections 2, 3 and 4 above shall continue in effect until the earlier to occur of (a) the termination of the security interest of Agent in the Collateral pursuant to the terms of the Security Agreement and the notification by Agent to Securities Intermediary of such termination in writing and (b) the termination of the Customer Agreement in accordance with its terms so long as Securities Intermediary has given Agent at least thirty (30) days prior written notice of such termination. Upon the occurrence of either such event, the obligations of Securities Intermediary under Sections 2, 3 and 4 above with respect to the operation and maintenance of the Account after the receipt of such notice shall terminate and Agent shall have no further right to originate entitlement orders concerning the Collateral. Upon the occurrence of an event under clause (a), Securities Intermediary may take such steps as Company may request to vest full ownership and control of the Collateral in Company, including, but not limited to, transferring all of the Collateral to another securities account in the name of Company or its designee. Upon the occurrence of an event under clause (b), Securities Intermediary shall comply with Agent's directions regarding transfer of the Collateral.

         Section 11. This Agreement. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties hereto with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

         Section 12. Amendments. No amendment, modification or termination of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

         Section 13. Severability. If any term or provision set forth in this Agreement shall be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances, other than those to which it is held invalid or unenforceable, shall be construed in all respects as if such invalid or unenforceable term or provision were omitted.

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         Section 14. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or assigns.

         Section 15. Rules of Construction. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement. Except as otherwise defined herein all terms herein shall have the meanings ascribed thereto in the Code.

         Section 16. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or three days after being sent by certified or registered mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such parties' name at the heading of this Agreement. Any party may change its address for notices in the manner set forth above.

         Section 17. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

         Section 18. Choice of Law. The parties hereto agree that certain material events, occurrences and transactions relating to this Agreement bear a reasonable relationship to Illinois. The validity, terms, performance and enforcement of this Agreement shall be governed by the laws of Illinois which are applicable to agreements which are executed, delivered and performed therein without regard to conflicts of law provisions thereof.

                            [signature page follows]





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SIGNATURES:


LASALLE NATIONAL BANK,
  as agent


By: _____________________________

     Title: Vice President



AMERICAN CAPITAL STRATEGIES, LTD.


By: _____________________________

     Title: _________________________



LASALLE NATIONAL BANK,
  as securities intermediary


By: ______________________________

     Title: __________________________






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                                    Exhibit A

                               Customer Agreement



                                 [See Attached]


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                                    Exhibit B

                                   Collateral


- To be provided at time of deposit.